UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Accenture Holdings plc

(Exact name of Registrant as specified in its charter)

Ireland	000-55501	98-1254718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square

Grand Canal Harbour

Dublin 2, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (353) (1) 646-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On March 13, 2018 (the “Merger Date”), Accenture Holdings plc, an Irish public limited company (“Accenture Holdings”), and Accenture plc, an Irish public limited company and the parent company of Accenture Holdings, completed the previously announced merger (the “Merger”) pursuant to the common draft terms of merger dated December 15, 2017, pursuant to which Accenture Holdings was merged with and into Accenture plc, with Accenture plc as the surviving entity, and Accenture Holdings was dissolved without going into liquidation. In connection therewith, by operation of law effective on the Merger Date, contracts, agreements and instruments to which Accenture Holdings was a party are construed and have effect as if Accenture plc had been a party thereto instead of Accenture Holdings, and Accenture plc has the same rights and is subject to the same obligations to which Accenture Holdings was subject under such contracts, agreements and instruments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included under Item 8.01 is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information included under Item 8.01 is incorporated by reference herein.

Item 5.01	Change in Control of Registrant.

The description of the Merger under Item 8.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Merger Date, the directors and executive officers of Accenture Holdings ceased to hold those positions.

Item 8.01	Other Events.

In connection with the Merger, by operation of law effective on the Merger Date, (i) all of the assets and liabilities of Accenture Holdings were acquired by Accenture plc, (ii) each holder of Accenture Holdings’ ordinary shares (other than Accenture plc and Accenture Holdings itself) received one Class A ordinary share of Accenture plc in exchange for each ordinary share of Accenture Holdings held by such holder at the effective time of the Merger, (iii) all legal proceedings pending by or against Accenture Holdings are continued with the substitution, for Accenture Holdings, of Accenture plc as a party, and (iv) contracts, agreements and instruments to which Accenture Holdings was a party are construed and have effect as if Accenture plc had been a party thereto instead of Accenture Holdings, and Accenture plc has the same rights and is subject to the same obligations to which Accenture Holdings was subject under such contracts, agreements and instruments. Therefore, as a result of the Merger, holders of ordinary shares of Accenture Holdings became holders of Class A ordinary shares of Accenture plc, and Accenture Holdings ceased to exist.

Prior to the Merger, the ordinary shares of Accenture Holdings were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger, all of the ordinary shares of Accenture Holdings were cancelled and holders thereof (other than Accenture plc and Accenture Holdings itself) received Class A ordinary shares of Accenture plc on a one-for-one basis. Accordingly, Accenture Holdings intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the ordinary shares of Accenture Holdings and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 13, 2018	ACCENTURE PLC, as successor by merger to Accenture Holdings plc

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary